Exhibit 5.1

[Letterhead of Conyers Dill & Pearman Limited]

October 10, 2017
Matter No.: 356184
Doc Ref: Legal - 13125057.1
Tel: 441 299 4918
Email: charles.collis@conyersdill.com
Enstar Group Limited
Windsor Place
22 Queen Street
Hamilton, HM 11
Bermuda

Dear Sirs

Enstar Group Limited (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on October 10, 2017 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of 8,205,979 ordinary shares, par value US$1.00 per share (including 2,599,672 Ordinary Shares (as defined below) issuable upon the conversion of the Series C Shares (as defined below), 404,771 Ordinary Shares issuable upon the conversion of the Series E Shares (as defined below)) and up to 175,901 Ordinary Shares issuable upon the exercise of outstanding warrants held by the selling shareholders (the “Selling Shareholders”) pursuant to the Warrant Agreements (as defined below) named in the Registration Statement (the "Ordinary Shares"), 2,775,573 Series C non-voting ordinary shares, par value US$1.00 per share, held by the Selling Shareholders (the “Series C Shares”) (including up to 175,901 Series C Shares issuable upon the exercise of outstanding warrants held by the Selling Shareholders pursuant to the Warrant Agreements) and 404,771 Series E non-voting ordinary shares, par value US$1.00 per share, held by the Selling Shareholders (the “Series E Shares”). The Ordinary Shares, Series C Shares and Series E Shares are referred to collectively as the “Securities”.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and executed copies of warrant no. 6 dated 15 September 2016 granted to Gaoling Fund, L.P. and warrant no. 7 dated 15 September 2016 granted to YHG Investment, L.P. (together, the “Warrant Agreements”). We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on October 5, 2017, minutes of meetings of its directors held on June 13, 2017 as certified by the Secretary of the Company on September 27, 2017 (together, the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (g) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Warrant Agreements which are expressed to be governed by such Foreign Laws in accordance with their respective terms; (h) the Warrant Agreements referred to above are valid and binding on the Company and the holders thereof pay the Company an amount at least equal to par value of the shares issued by the Company pursuant to the exercise of such warrants pursuant to the terms of the Warrant Agreements, and (i) that the Company will have sufficient authorised capital to effect the issue of (1) the Ordinary Shares issuable upon the conversion of the Series C Shares and Class E Shares and the exercise of the warrants pursuant to the terms of the Warrant Agreements and (2) the Series C Shares issuable upon the exercise of the warrants pursuant to the terms of the Warrant Agreements.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
Based solely on review of the register of members of the ordinary shares of the Company dated October 4, 2017 prepared by American Stock Transfer & Trust Company, LLC, the branch registrar of the Company, the Ordinary Shares that are presently in issue have been validly issued and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.
The Ordinary Shares issuable upon the conversion of Series C Shares and Series E Shares or the exercise of the warrants pursuant to the terms of the Warrant Agreements, when issued in accordance with the conversion provisions in the Constitutional Documents and the exercise provisions in the Warrant Agreements, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.
Based solely on review of the register of members of the Series C Shares of the Company dated October 5, 2017 certified by the Assistant Secretary of the Company the Series C Shares that are presently in issue have been validly issued, and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

5.
The Series C Shares issuable upon the exercise of the warrants pursuant to the terms of the Warrant Agreements, when issued in accordance with the exercise provisions in the Warrant Agreements, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

6.
Based solely on review of the register of members of the Series E Shares of the Company dated October 5, 2017 certified by the Assistant Secretary of the Company the Series E Shares have been validly issued, and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman Limited

/s/ Conyers Dill & Pearman